UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

SUTHERLAND ASSET MANAGEMENT
CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas,

7th Floor

New York, NY 10036

(Address of principal executive offices))
(Zip Code)

Registrant’s telephone number, including area code: (212) 257-4600

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2018, ReadyCap Holdings, LLC (“ReadyCap”), an indirect wholly owned subsidiary of Sutherland Asset Management Corporation (the “Company”), issued $40 million in aggregate principal amount of its 7.50% Senior Secured Notes due 2022 (the “Notes”). ReadyCap’s obligations under the Notes are fully and unconditionally guaranteed (the “Guarantees”) by the Company, Sutherland Partners, L.P. (the “Operating Partnership”), Sutherland Asset I, LLC (the “Direct Parent”) and ReadyCap Commercial, LLC, a wholly-owned subsidiary of ReadyCap (“RCC,” and together with the Company, the Operating Partnership and the Direct Parent, the “Guarantors,” and each a “Guarantor”).  ReadyCap’s and the Guarantors’ respective obligations under the Notes and the Guarantees are secured by a perfected first-priority lien on certain capital stock and assets (collectively, the “Collateral”) owned by certain subsidiaries of the Company.

The issuance and sale of the Notes were made pursuant to a purchase agreement, dated January 25, 2018 (the “Purchase Agreement”), by and among ReadyCap, the Guarantors and Waterfall Asset Management, LLC (the “Manager”), the Company’s external manager, on the one hand, and Keefe Bruyette & Woods, Inc. and Sandler O’Neill + Partners, L.P. (collectively, the “Initial Purchasers”), on the other hand. Pursuant to the Purchase Agreement, ReadyCap agreed to sell to the Initial Purchasers $40 million in aggregate principal amount of the Notes in a private offering exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to (1) qualified institutional buyers in reliance on Rule 144A under the Securities Act, (2) institutional investors that qualify as accredited investors, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and (3) non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act and other applicable securities laws.

ReadyCap intends to use the net proceeds from the offering to acquire and originate new assets and for general business purposes.

The Notes were issued as additional notes under the indenture, dated as of February 13, 2017 (the “Base Indenture”), by and among ReadyCap, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of February 13, 2017 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), by and among ReadyCap, the Guarantors and U.S. Bank, National Association, as trustee and as collateral agent, with identical terms (other than issue date, issue price, the first interest payment date and the date from which interest shall initially accrue) to the notes issued on February 13, 2017 (in an aggregate principal amount of $75 million) and June 13, 2017 (in an aggregate principal amount of $65 million) under the Indenture. The yield to par call date on the Notes is 6.50%.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ReadyCap and the Guarantors, and their affiliates, have engaged in, and may in the future engage in, various commercial dealings in the ordinary course of business with the Initial Purchasers and the Trustee. Such parties have received, or may in the future receive, customary fees and commissions for these transactions.

The terms of the Indenture described in Item 2.03 of the Company’s Current Report on Form 8-K, dated February 13, 2017 are incorporated herein by reference.

The description of the Notes, the Guarantees, the Collateral and the Indenture in this Current Report on Form 8-K is qualified by reference in its entirety to the Base Indenture and the Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2. to the Company’s Current Report on Form 8-K, dated February 13, 2017, respectively, and incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer

Date: January 30, 2018